ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080160028-87
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/07/2008 12:00 PM
	Entity Number E0149242008-8

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Global Recycle Energy, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Robert M. Terry Name 3455 Long Drive, Minden, Nevada 89423 (MANDATORY) Physical Street Address, City, Zip Code (OPTIONAL) Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 — Par value per share: $ 0.001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Keven Yang Name 1208 14th Street, Suite 500, Lubbock, TX 79401 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Christopher Dieterich Name X [signature] Signature 11300 West Olympic Blvd, Suite 800, Los Angeles, CA 90064 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company MAR 6, 2008 Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07